Exhibit 23



         [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated
February 17, 2000 relating to the financial statements and financial statement schedules which appear in Entergy
Corporation's Annual Report on Form 10-K for the year ended
December 31, 1999.



PricewaterhouseCoopers


February 12, 2001